UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 12, 2010

 Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 12, 2010, Hampton Roads Bankshares, Inc. (the “Corporation”) entered into an exchange agreement (the “Exchange Agreement”) with the United States Department of the Treasury (the “Treasury”), pursuant to which Treasury agreed, subject to the satisfaction or waiver of certain closing conditions, to exchange all 80,347 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”), with a liquidation preference of $1,000 per share, beneficially owned and held by Treasury, for 80,347 shares of a new series of preferred stock, Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C-1 (the “Series C-1 Preferred Stock”), with a liquidation amount of $1,000 per share (the “Exchange Offer”).  The Exchange Agreement is attached as Exhibit 10.1 hereto.

The consummation of the Exchange Offer is subject to a number of conditions, including the receipt of required shareholder approvals to amendments to the Corporation’s charter to increase the authorized shares of the Corporation’s common stock (the “Common Stock”) from 100 million to 1 billion shares and to issue shares of Common Stock upon the conversion of Series C-1 Preferred Stock in accordance with the Exchange Agreement, among other conditions.

With the exception of the provisions relating to the conversion of the Series C-1 Preferred Stock into shares of Common Stock, the terms of the Series C-1 Preferred Stock are substantially similar to the terms of the Series C Preferred Stock to be exchanged.  Shares of the Series C-1 Preferred Stock qualify as Tier 1 regulatory capital and are entitled to quarterly cumulative dividends at a rate of 5% per annum through December 31, 2013, and 9% per annum thereafter.  Shares of the Series C-1 Preferred Stock do not have voting rights other than the right to vote as a class on certain matters that could adversely affect the Series C-1 Preferred Stock.  If dividends on the Series C-1 Preferred Stock are not paid for an aggregate of six quarterly dividend periods or more, whether consecutive or not, the Corporation’s authorized number of directors will be automatically increased by two and the holders of the Series C-1 Preferred Stock, voting together with holders of any then outstanding voting parity stock, will have the right to elect those directors at the Corporation’s next annual meeting of stockholders or at a special meeting of stockholders called for that purpose.  These directors would be elected annually and serve until all accrued and unpaid dividends on the Series C-1 Preferred Stock have been paid.  The Form of New Certificate of Designations for the Series C-1 Preferred Stock is attached as Exhibit 10.3 hereto.

Under the terms of the Series C-1 Preferred Stock, Treasury, and any subsequent holder of the Series C-1 Preferred Stock, will have the right to convert the Series C-1 Preferred Stock into Common Stock at any time.  In addition, the Corporation will have the right to compel a conversion of the Series C-1 Preferred Stock into Common Stock, subject to meeting the following conditions within nine months of the date of the Exchange Agreement:

(i)
100% of the liquidation value of the Corporation’s outstanding Series A Preferred Stock and Series B Preferred Stock is tendered in exchange for shares of Common Stock or not less than 51% of the liquidation value of the Series A Preferred Stock and Series B Preferred Stock is tendered in exchange for shares of Common Stock and the Corporation makes certain amendments to the terms of its Series A and Series B preferred stock;

(ii)	the Corporation raises a minimum aggregate amount of $235 million from the sale of its Common Stock to investors;

(iii)	stockholders approve an amendment to the Corporation’s restated articles of incorporation to increase the number of authorized shares to 1 billion shares; and

(vi)
the Corporation makes any adjustments to the conversion price for, and the number of shares underlying, the Series C-1 Preferred Stock required by the anti-dilution provisions of the Series C-1 Preferred Stock.

If converted by Treasury, any subsequent holder of the Series C-1 Preferred Stock, or the Corporation pursuant to either of the foregoing conversion rights, the conversion will occur at a seventy-four percent discount from the stock liquidation value; hence, each share of Series C-1 Preferred Stock (having a liquidation preference of $1,000 per share) will convert into a number of shares of Common Stock equal to a fraction, the numerator of which is $260 and the denominator of which is the initial conversion price of $0.40 per share, which is subject to adjustment pursuant to anti-dilution provisions.

Unless earlier converted by Treasury, any subsequent holder of the Series C-1 Preferred Stock, or the Corporation as described above, the Series C-1 Preferred Stock will automatically convert into shares of Common Stock on the seventh anniversary of the issuance of the Series C-1 Preferred Stock.  In any such mandatory conversion, each share of Series C-1 Preferred Stock will convert into a number of shares of Common Stock equal to a fraction, the numerator of which is $1,000 and the denominator of which is the market price of Common Stock at the time of such mandatory conversion (as such market price is determined pursuant to the terms of the Series C-1 Preferred Stock).

As part of the terms of the Exchange Agreement, the Corporation also agreed to amend and restate the terms of a warrant (the “Warrant”) dated December 31, 2008 that entitles Treasury to purchase shares of Common Stock.  The amended and restated warrant (the “Amended Warrant"”), which will be issued by the Corporation upon the issuance of the Series C-1 Preferred Stock, will extend the term of the warrant and will adjust the initial exercise price of the Warrant to be consistent with the conversion price applicable to the Series C-1 Preferred Stock.  The Form of Amended Warrant is attached as Exhibit 10.2 hereto.

The foregoing descriptions of the Exchange Agreement, Warrant and Amended Warrant do not purport to be complete, and are qualified in their entirety by reference to such agreements, which are filed as exhibits to this Form 8-K and are incorporated into this Item 1.01 by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated into this Item 3.02 by reference.  The Corporation proposes to issue the Series C-1 Preferred Stock and the Amended

Warrant referenced above pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.  The Corporation will not receive any cash proceeds from the issuance of the Series C-1 Preferred Stock or the Amended Warrant.  The Corporation will file, at Treasury’s request once it is eligible to file a Form S-3, a shelf registration statement registering the resale of the shares of Series C-1 Preferred Stock, the Amended Warrant, the shares of Common Stock issuable upon conversion of the Series C-1 Preferred Stock and the shares of Common Stock issuable upon exercise of the Amended Warrant.

Item 3.03  Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 above is incorporated into this Item 3.03(a) by reference.  As described in Item 1.01 above, the transactions contemplated by the Exchange Agreement, if and when completed, will result in the issuance of the Series C-1 Preferred Stock, which will be a class of convertible preferred stock senior to Common Stock with respect to dividend rights, including cumulative dividend rights, and rights on liquidation, winding-up, and dissolution.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1	Exchange Agreement, dated as of August 12, 2010, by and between Hampton Roads Bankshares, Inc. and the United States Department of the Treasury

10.2	Annex A to the Exchange Agreement, dated as of August 12, 2010, by and between Hampton Roads Bankshares, Inc. and the United States Department of the Treasury – Form of Amended Warrant

10.3	Annex B to the Exchange Agreement, dated as of August 12, 2010, by and between Hampton Roads Bankshares, Inc. and the United States Department of the Treasury – Form of New Certificate of Designations

Caution about Forward-Looking Statements

Certain information contained herein and in the attached exhibits may include “forward-looking statements.”  These forward-looking statements relate to the Corporation’s plans for raising capital, including the closing of the transactions described herein and in the attached exhibits.  There can be no assurance that the Corporation will be able to close on these transactions and obtain required capital, or that other actual results, performance or achievements of the Corporation will not differ materially from those that may be expressed or implied by forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, our ability to complete the transactions announced today and other aspects of our recapitalization and recovery plans including regulator, shareholder and other third-party action and consents, including the successful participation of holders of our Series A and B preferred stock in exchange offers (the “Series A and B Exchange Offers”) and the Untied States

Department of the Treasury in an exchange offer.  Additional factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to: (1) our ability to attract new deposits and loans; (2) local, regional, and national economic conditions and events and the impact they may have on us and our customers; (3) risks associated with concentrations in real estate related loans; (4) increasing levels of classified assets, including nonperforming assets, which could adversely affect our earnings and liquidity; (5) market interest rate volatility; (6) stability of funding sources and continued availability of borrowings; (7) changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth and constrain our activities, including the terms of our written agreement entered into with the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions; and (8) changes in accounting standards and interpretations.  For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as amended, the Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010  and other filings with the SEC.

Additional Information

The transactions discussed here in and in the attached exhibits involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933.  Neither this Current Report on Form 8-K, nor it is attached exhibits, constitutes an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Corporation plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the transactions contemplated herein (the “Proxy Statement”).  The Corporation and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies.  The Proxy Statement will contain important information about the Corporation and related matters, including the current security holdings of the Corporation’s respective officers and directors.  Security holders are urged to read the Proxy Statement carefully when it becomes available.

The tender offers mentioned above have not yet commenced.  The description of the Series A and B Exchange Offers is contained therein for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities.  The Corporation will file a Schedule TO with the SEC upon the commencement of such exchange offers.  Eligible holders of Series A and B preferred stock should read the Schedule TO and other related materials when those materials become available, because they will contain important information about the Series A and B Exchange Offers.

The written materials described above, including the Proxy Statement and the interests of participants in the proxy solicitation pursuant to the Proxy Statement to be filed and other documents filed by the Corporation with the SEC will be available free of charge from the SEC’s website at www.sec.gov.  In addition, free copies of these documents may also be obtained by directing a written request to:  John A.B. Davies, Jr., President and Chief Executive Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: August 18, 2010	By:	/s/ John A.B. Davies, Jr.
John A.B. Davies, Jr.
President and Chief Executive Officer

Exhibit Index

10.1	Exchange Agreement, dated as of August 12, 2010, by and between Hampton Roads Bankshares, Inc. and the United States Department of the Treasury

10.2	Annex A to the Exchange Agreement, dated as of August 12, 2010, by and between Hampton Roads Bankshares, Inc. and the United States Department of the Treasury – Form of Amended Warrant

10.3	Annex B to the Exchange Agreement, dated as of August 12, 2010, by and between Hampton Roads Bankshares, Inc. and the United States Department of the Treasury – Form of New Certificate of Designations